TIMKEN

Timken Reports Second-Quarter Results,
Updates Outlook

•	Adjusted earnings of $0.57 per diluted share (EPS)

•	Repurchased 2 million shares during the quarter

•	Strong free cash flow in the quarter

•	Reducing outlook; expects adjusted EPS in the range of $2.10 to $2.20

NORTH CANTON, Ohio: July 30, 2015 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings, today reported sales of $728 million for the second quarter of 2015, down 8 percent from a year ago. Excluding currency impact of 5 percent, sales were down approximately 3 percent, primarily due to market-related declines in Mobile Industries that were partially offset by organic growth in Process Industries.

Net income from continuing operations was $36.7 million or $0.43 per diluted share for the quarter, versus $56.5 million or $0.61 per diluted share a year ago. Adjusted net income from continuing operations (reference Table) was $49.1 million or $0.57 per diluted share. This compares with $59.4 million or $0.65 per diluted share for the same period in 2014. The change in adjusted net income reflects the impact of negative currency and unfavorable volume. This was partially offset by lower material and logistics costs; reduced selling, general and administrative (SG&A) expenses; and a more favorable tax rate. Earnings per share benefited from the company’s share buyback program, with 2 million shares repurchased in the second quarter.

Free cash flow (net cash from operations minus capital expenditures) for the quarter was $64.7 million, or 132 percent of adjusted net income. The strong performance was driven in part by lower working capital.

“The quarter came in near our expectations with demand up slightly compared with the first quarter,” Timken President and CEO Richard G. Kyle reported. “Given the volume levels and the impact of currency, we managed costs and cash flow well in the quarter and continued to return capital to shareholders by raising our quarterly dividend and executing our share buyback plan.

“During the quarter, demand remained weak in many of our markets. As a result, we are reducing our outlook for the balance of the year, now expecting our top line to be slightly off from the first half,” Kyle said. “We are working to accelerate the impact of our cost-reduction initiatives, and expect to generate second-half earnings comparable to the first half. We’re committed to drive shareholder value and remain focused on executing our strategy and growing our business.”

Adjusted Net Income and Diluted Earnings Per Share (EPS) from Continuing Operations

	2015 - 2Q		2014 - 2Q
	($ in Mils.)	EPS	($ in Mils.)	EPS
Net Income from Continuing Operations	$ 36.7	$0.43	$ 56.5	$ 0.61
Adjustments:
Pension settlement charges	$ 4.4	$0.05	$ --	$ --
Impairment and restructuring charges	1.7	0.02	6.2	0.07
Provision (Benefit) for income taxes	6.3	0.07	(3.3)	(0.03)
Total adjustments	12.4	0.14	2.9	0.04
Net Income, after adjustments	$ 49.1	$ 0.57	$ 59.4	$ 0.65

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TIMKEN

In the quarter, the company:

•	Launched the Timken® UC-series ball bearing housed unit product line, an extension of the company’s housed unit bearing portfolio;

•	Started shipping products to support new business platforms in Mobile Industries;

•	Increased the company’s quarterly dividend 4 percent to $0.26 per share;

•	Returned $102.5 million in capital to shareholders through the repurchase of 2 million shares and payment of dividends in the quarter; and

•	Entered into a new five-year $500 million senior credit facility.

Second-Quarter Segment Results

Mobile Industries reported second-quarter sales of $388.6 million, down approximately 13 percent from the same period a year ago, with about 5 percent attributable to currency. The remainder was largely due to declines in aerospace, agriculture and automotive, partially offset by continued growth in the rail sector.

Earnings before interest and taxes (EBIT) for the second quarter were $36 million or 9.3 percent of sales, compared with prior-year EBIT of $42.3 million or 9.5 percent of sales. Adjusted EBIT was $37 million or 9.5 percent of sales, compared with $46.7 million or 10.4 percent of sales in the second quarter last year. The decline in earnings was driven by lower volume and currency, partially offset by lower manufacturing, material and logistics costs and SG&A expenses.

Process Industries sales of $339.4 million for the second quarter were down 1 percent from the prior year. Excluding currency impact of about 5 percent, sales were up almost 4 percent, driven by organic growth in the wind energy and military marine sectors, higher industrial services revenue and the benefit of acquisitions. This growth was partially offset by lower industrial distribution demand driven by weakness in metals, mining and oil and gas.

EBIT for the quarter was $56.7 million or 16.7 percent of sales, compared with prior-year EBIT of $64.8 million or 18.9 percent of sales. Adjusted EBIT was $57.5 million or 16.9 percent of sales, compared with $66.6 million or 19.5 percent of sales in the second quarter last year. The decrease in earnings was driven by unfavorable mix, manufacturing utilization and currency, which more than offset the benefit of higher sales volume and lower logistics costs.

2015 Outlook

For 2015, the company expects year-over-year revenue to be down approximately 7 to 8 percent, which includes 5 percent from currency declines. The segment outlook for full-year 2015 has also been adjusted with:

•
Mobile Industries’ sales expected to be down 8 to 9 percent. Without the impact of currency, sales are expected to be down 3 to 4 percent reflecting lower shipments in aerospace and agriculture, partially offset by organic growth in rail.

•
Process Industries’ sales expected to be down 6 to 7 percent. Excluding currency, sales are expected to be down 1 to 2 percent, as growth in wind energy and military marine and the benefit of acquisitions are more than offset by weaker demand in industrial aftermarket and heavy industries.

Timken expects 2015 earnings per diluted share to range from $0.30 to $0.40, which includes $1.80 of non-cash pension settlement charges and $0.20 per share of impairment and other restructuring charges, partially offset by $0.20 of income associated with discrete tax accrual adjustments.

Excluding these items, the company expects 2015 adjusted earnings per diluted share to range from $2.10 to $2.20.

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TIMKEN

Conference Call Information

Timken will host a conference call today at 11:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:    Thursday, July 30, 2015
11:00 a.m. Eastern Time
Live Dial-In: 800-289-0498 or 913-312-0839
(Call in 10 minutes prior to be included.)
Conference ID: Timken Earnings Call
Live Webcast:    www.timken.com/investors

Conference Call Replay:    Replay Dial-In available through August 13, 2015:
888-203-1112 or 719-457-0820
Replay Passcode: 2686912

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, transmissions, gearboxes, chain and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Drives® and Interlube™. Known for its quality products and collaborative technical sales model, Timken posted $3.1 billion in sales in 2014. With 14,000 employees operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the second quarter of 2015; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of the company's last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company’s pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; and the company’s ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2014, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Contact: Gloria Irwin	Investor Contact: Shelly Chadwick
Communications Manager	Vice President - Treasury & Investor Relations
Telephone: (234) 262-3514	Telephone: (234) 262-3223
mediarelations@timken.com	shelly.chadwick@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$728.0	$789.2	$1,450.5	$1,526.0
Cost of products sold	522.9	555.6	1,042.9	1,074.3
Gross Profit	205.1	233.6	407.6	451.7
Selling, general & administrative expenses (SG&A)	126.1	136.8	254.6	278.6
Impairment and restructuring charges	1.4	5.4	7.6	8.6
Pension settlement charges	4.4	—	219.6	0.7
Operating Income (Loss)	73.2	91.4	(74.2)	163.8
Other income (expense), net	1.1	(1.5)	(0.3)	18.9
Earnings (Loss) Before Interest and Taxes (EBIT)(1)	74.3	89.9	(74.5)	182.7
Interest expense, net	(7.7)	(4.7)	(15.0)	(9.2)
Income (Loss) From Continuing Operations Before Income Taxes	66.6	85.2	(89.5)	173.5
Provision for income taxes	28.9	27.6	7.6	55.6
Income (Loss) From Continuing Operations	37.7	57.6	(97.1)	117.9
Income from Discontinued Operations, net of income taxes(2)	—	6.2	—	29.7
Net Income (Loss)	37.7	63.8	(97.1)	147.6
Less: Net Income Attributable to Noncontrolling Interest	1.0	1.1	1.4	1.4
Net Income (Loss) Attributable to The Timken Company	$36.7	$62.7	$(98.5)	$146.2

Net Income (Loss) per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings (Loss) per share - Continuing Operations	$0.43	$0.62	$(1.14)	$1.27
Basic Earnings per share - Discontinued Operations	—	0.07	—	0.33
Basic Earnings (Loss) Per Share	$0.43	$0.69	$(1.14)	$1.60

Diluted Earnings (Loss) per share - Continuing Operations	$0.43	$0.61	$(1.14)	$1.26
Diluted Earnings per share - Discontinued Operations	—	0.07	—	0.32
Diluted Earnings (Loss) Per Share	$0.43	$0.68	$(1.14)	$1.58

Average Shares Outstanding	85,326,526	90,859,587	86,514,517	91,558,614
Average Shares Outstanding - assuming dilution	86,156,775	91,726,593	86,514,517	92,395,891

(1) EBIT is defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

(2) Discontinued Operations related to the spinoff of the steel business on June 30, 2014 and includes both operating results and separation costs.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2015	2014	2015	2014

Mobile Industries
Net sales to external customers	$388.6	$447.2	$781.6	$868.9
Earnings before interest and taxes (EBIT) (1)	$36.0	$42.3	$71.4	$106.6
EBIT Margin (1)	9.3%	9.5%	9.1%	12.3%

Process Industries
Net sales to external customers	$339.4	$342.0	$668.9	$657.1
Earnings before interest and taxes (EBIT) (1)	$56.7	$64.8	$101.9	$113.0
EBIT Margin (1)	16.7%	18.9%	15.2%	17.2%

Unallocated corporate expense	$(14.0)	$(17.2)	$(28.2)	$(36.9)
Unallocated pension settlement charges (2)	$(4.4)	$—	$(219.6)	$—

Consolidated
Net sales to external customers	$728.0	$789.2	$1,450.5	$1,526.0
Earnings (Loss) before interest and taxes (EBIT) (1)	$74.3	$89.9	$(74.5)	$182.7
EBIT Margin (1)	10.2%	11.4%	(5.1)%	12.0%

(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance.

(2) Unallocated pension settlement charges primarily related to the purchase of a group annuity contract from Prudential Insurance Company of America (Prudential) on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first six months of 2015.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	(Unaudited) June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$236.8	$278.8
Restricted cash	19.1	15.3
Accounts receivable	487.5	475.7
Inventories, net	574.2	585.5
Other current assets	118.4	126.6
Total Current Assets	1,436.0	1,481.9
Property, Plant and Equipment, net	759.1	780.5
Goodwill	257.7	259.5
Non-current pension assets	112.2	176.2
Other assets	322.6	303.3
Total Assets	$2,887.6	$3,001.4

LIABILITIES
Accounts payable	$170.1	$143.9
Short-term debt, including current portion of long-term debt	82.2	8.0
Income taxes	91.4	80.2
Accrued expenses	250.3	301.7
Total Current Liabilities	594.0	533.8

Long-term debt	555.6	522.1
Accrued pension cost	157.6	165.9
Accrued postretirement benefits cost	133.7	141.8
Other non-current liabilities	75.6	48.7
Total Liabilities	1,516.5	1,412.3

EQUITY
The Timken Company shareholders' equity	1,353.7	1,576.2
Noncontrolling Interest	17.4	12.9
Total Equity	1,371.1	1,589.1
Total Liabilities and Equity	$2,887.6	$3,001.4

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2015	2014	2015	2014
Cash Provided (Used)
OPERATING ACTIVITIES
Net income (loss) attributable to The Timken Company	$36.7	$62.7	$(98.5)	$146.2
Net income from discontinued operations	—	(6.2)	—	(29.7)
Net income attributable to noncontrolling interest	1.0	1.1	1.4	1.4
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	32.1	34.2	65.6	69.3
Impairment charges	0.6	0.8	3.3	0.8
Loss (gain) on sale of assets	1.4	0.8	1.7	(22.2)
Pension and other postretirement expense	12.9	5.4	238.0	14.9
Pension and other postretirement benefit contributions and payments	(10.0)	(23.4)	(16.9)	(41.0)
Changes in operating assets and liabilities:
Accounts receivable	6.9	(15.5)	(22.7)	(39.3)
Inventories	10.0	(19.9)	(2.8)	(39.8)
Accounts payable	1.0	18.8	28.9	36.9
Accrued expenses	8.8	55.5	(54.7)	3.5
Income taxes	(14.8)	(47.3)	(44.5)	(36.2)
Other, net	1.9	16.8	6.7	17.7
Net Cash Provided by Operating Activities - Continuing Operations	$88.5	$83.8	$105.5	$82.5
Net Cash (Used) Provided by Operating Activities - Discontinued Operations	—	(7.9)	—	33.6
Net Cash Provided by Operating Activities	$88.5	$75.9	$105.5	$116.1
INVESTING ACTIVITIES
Capital expenditures	$(23.8)	$(29.4)	$(43.5)	$(48.5)
Acquisitions	—	(12.0)	—	(12.0)
Other	4.5	9.0	10.2	17.8
Net Cash Used by Investing Activities - Continuing Operations	$(19.3)	$(32.4)	$(33.3)	$(42.7)
Net Cash Used by Investing Activities - Discontinued Operations	—	(42.3)	—	(77.0)
Net Cash Used by Investing Activities	$(19.3)	$(74.7)	$(33.3)	$(119.7)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.1)	$(22.6)	$(44.0)	$(45.7)
Purchase of treasury shares	(80.4)	(33.6)	(177.2)	(151.3)
Net proceeds from credit facilities	114.1	41.3	110.5	45.4
Net payments from long-term debt	—	—	(1.1)	(0.2)
Distribution of TimkenSteel	—	(43.5)	—	(43.5)
Other	0.9	2.7	3.5	8.7
Net Cash Provided (Used) by Financing Activities - Continuing Operations	$12.5	$(55.7)	$(108.3)	$(186.6)
Net Cash Provided by Financing Activities - Discontinued Operations	—	100.0	—	100.0
Net Cash Provided (Used) by Financing Activities	$12.5	$44.3	$(108.3)	$(86.6)
Effect of exchange rate changes on cash	0.7	1.0	(5.9)	0.4
Increase (Decrease) in Cash and Cash Equivalents	$82.4	$46.5	$(42.0)	$(89.8)
Cash and cash equivalents at beginning of period	154.4	248.3	278.8	384.6
Cash and Cash Equivalents at End of Period	$236.8	$294.8	$236.8	$294.8

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Reconciliations of Adjusted Net Income from Continuing Operations to GAAP Income (Loss) from Continuing Operations and Adjusted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's performance. Management believes that adjusted net income from continuing operations and diluted earnings (loss) per share, adjusted to remove: (a) pension settlement charges; (b) impairment and restructuring charges; (c) gain on sale of real estate in Brazil; and (d) provision (benefit) for income taxes are representative of the Company's performance and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2015	EPS	2014	EPS	2015	EPS	2014	EPS
Income (Loss) from Continuing Operations	$37.7		$57.6		$(97.1)		$117.9
Less: Net Income Attributable to Noncontrolling Interest	1.0		1.1		1.4		1.4
Net Income (Loss) from Continuing Operations attributable to The Timken Company	$36.7	$0.43	$56.5	$0.61	$(98.5)	$(1.14)	$116.5	$1.26

Adjustments:
Pension settlement charges (1)	$4.4	$0.05	$—	$—	$219.6	$2.52	$0.7	$0.01
Impairment and restructuring charges (2)	1.7	0.02	6.2	0.07	8.3	0.10	10.5	0.11
Gain on sale of real estate in Brazil (3)	—	—	—	—	—	—	(22.6)	(0.24)
Provision (benefit) for income taxes (4)	6.3	0.07	(3.3)	(0.03)	(36.0)	(0.41)	0.7	0.01
Total Adjustments:	12.4	0.14	2.9	0.04	191.9	2.21	(10.7)	(0.11)
Adjusted Net Income from Continuing Operations	$49.1	$0.57	$59.4	$0.65	$93.4	$1.07	$105.8	$1.15

(1) Pension settlement charges primarily related to the purchase of a group annuity contract from Prudential on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first six months of 2015.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(4) Provision (benefit) for income taxes includes the tax impact on pre-tax special items, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance. Management believes consolidated earnings (loss) before interest and taxes (EBIT) is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that EBIT and EBIT margin, after adjustments, are representative of the Company's core operations and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2015	Percentage to Net Sales	2014	Percentage to Net Sales	2015	Percentage to Net Sales	2014	Percentage to Net Sales
Net Income (Loss)	$37.7	5.2%	$63.8	8.1%	$(97.1)	(6.7)%	$147.6	9.7%

Income From Discontinued Operations, net of income taxes	—	—%	(6.2)	(0.8)%	—	—%	(29.7)	(1.9)%
Provision for income taxes	28.9	4.0%	27.6	3.5%	7.6	0.5%	55.6	3.7%
Interest expense	8.4	1.2%	5.8	0.7%	16.4	1.1%	11.3	0.7%
Interest income	(0.7)	(0.1)%	(1.1)	(0.1)%	(1.4)	(0.1)%	(2.1)	(0.1)%
Consolidated earnings (loss) before interest and taxes (EBIT)	$74.3	10.2%	$89.9	11.4%	$(74.5)	(5.1)%	$182.7	12.1%

Adjustments:
Pension settlement charges (1)	$4.4	0.6%	$—	—%	$219.6	15.1%	$0.7	0.1%
Impairment and restructuring charges(2)	1.7	0.2%	6.2	0.8%	8.3	0.6%	10.5	0.6%
Gain on sale of real estate in Brazil (3)	—	—%	—	—%	—	—%	(22.6)	(1.5)%
Total Adjustments	6.1	0.8%	6.2	0.8%	227.9	15.7%	(11.4)	(0.8)%
Consolidated earnings before interest and taxes (EBIT), after adjustments	$80.4	11.0%	$96.1	12.2%	$153.4	10.6%	$171.3	11.3%

(1) Pension settlement charges primarily related to the purchase of a group annuity contract from Prudential on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first six months of 2015.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment's core operations and therefore useful to investors.

Mobile Industries
(Dollars in millions)	Three Months Ended June 30, 2015	Percentage to Net Sales	Three Months Ended June 30, 2014	Percentage to Net Sales	Six Months Ended June 30, 2015	Percentage to Net Sales	Six Months Ended June 30, 2014	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$36.0	9.3%	$42.3	9.5%	$71.4	9.1%	$106.6	12.3%

Pension settlement charges (1)	—	—%	—	—%	—	—%	0.7	0.1%
Impairment and restructuring charges (2)	1.0	0.3%	4.4	1.0%	2.0	0.3%	7.3	0.8%
Gain on sale of real estate in Brazil (3)	—	—%	—	—%	—	—%	(22.6)	(2.6)%
Earnings before interest and taxes (EBIT), after adjustments	$37.0	9.5%	$46.7	10.4%	$73.4	9.4%	$92.0	10.6%

Process Industries
(Dollars in millions)	Three Months Ended June 30, 2015	Percentage to Net Sales	Three Months Ended June 30, 2014	Percentage to Net Sales	Six Months Ended June 30, 2015	Percentage to Net Sales	Six Months Ended June 30, 2014	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$56.7	16.7%	$64.8	18.9%	$101.9	15.2%	$113.0	17.2%

Impairment and restructuring charges(2)	0.8	0.2%	1.8	0.5%	6.4	1.0%	2.9	0.4%
Earnings before interest and taxes (EBIT), after adjustments	$57.5	16.9%	$66.6	19.5%	$108.3	16.2%	$115.9	17.6%

(1) Pension settlement charges related to the settlement of certain pension obligations in Canada.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:
(Unaudited)
This reconciliation is provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital, is defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt is an important measure of the Company's financial position, due to the amount of cash and cash equivalents.

(Dollars in millions)
			June 30, 2015	December 31, 2014
Short-term debt, including current portion of long-term debt			$82.2	$8.0
Long-term debt			555.6	522.1
Total Debt			$637.8	$530.1
Less: Cash, cash equivalents and restricted cash			(255.9)	(294.1)
Net Debt			$381.9	$236.0

Total equity			$1,371.1	$1,589.1

Ratio of Total Debt to Capital			31.7%	25.0%
Ratio of Net Debt to Capital			21.8%	12.9%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by operating activities from continuing operations	$88.5	$83.8	$105.5	$82.5
Less: capital expenditures	(23.8)	(29.4)	(43.5)	(48.5)
Free cash flow	$64.7	$54.4	$62.0	$34.0

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